                                 EXHIBIT 10.20










                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

RANDY PAUL DEROCHE, JR., CALVIN J. DEROCHE, RANDY PAUL DEROCHE, SR. AS TUTOR FOR MELODY DEROCHE AND KRISTIN DEROCHE, TIMOTHY DEROCHE AS TUTOR FOR JORDAN DEROCHE AND ZACHARY DEROCHE, CHRISTOPHER DUBOIS AS TUTOR FOR ERIN DUBOIS, DONNA D. TERRELL, RANDY P. DEROCHE, SR., TIMOTHY P. DEROCHE, MICHAEL ANTHONY DEROCHE, DARREN J. DEROCHE, WAYNE A. BASCLE, STEVEN A. LABAT, HANSEN NELTON, JR. BENJAMIN
D. DEROCHE, JEROD DEROCHE, CHRISTOPHER J. DUBOIS, JOSEPH F. RAMIREZ, TIMOTHY J. LEDET, LEROY DEROCHE, STUART A. OLIVER, MANDY DUBOIS LOESCHER, RONNIE G. BROUSSARD, DARLENE DEROCHE RAMIREZ AND MONICA DEROCHE DUBOIS

                                 SHAREHOLDERS OF
                              O & M EQUIPMENT, INC.

                                       AND

                            T-3 ENERGY SERVICES, INC.



                              DATED: MARCH 1, 2000




                                     EX-133

                                TABLE OF CONTENTS

                                                                          Page
STOCK PURCHASE AGREEMENT....................................................1
RECITALS:...................................................................1
AGREEMENT:..................................................................1
1.  AGREEMENT TO SELL AND AGREEMENT TO PURCHASE.............................2
         1.1.  PURCHASE OF SHARES FROM SHAREHOLDERS.........................2
         1.2.  FURTHER ASSURANCES...........................................2
         1.3.  CLOSING......................................................2
2.  CONSIDERATION TO BE PAID BY BUYER.......................................2
         2.1.  PURCHASE PRICE FOR SHARES....................................2
         2.2.  PAYMENT OF PURCHASE PRICE....................................2
         2.3.  PURCHASE PRICE ADJUSTMENT....................................5
3.  REPRESENTATIONS AND WARRANTIES OF SELLERS...............................7
         3.1.  ORGANIZATION AND GOOD STANDING...............................7
         3.2.  AUTHORIZATION OF AGREEMENT...................................7
         3.3.  OWNERSHIP OF SHARES..........................................7
         3.4.  CAPITALIZATION...............................................7
         3.5.  FINANCIAL CONDITION..........................................8
         3.6.  PROPERTY OF THE COMPANY......................................9
         3.7.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS................12
         3.8.  EMPLOYMENT AGREEMENTS; AND EMPLOYEE BENEFITS................12
         3.9.  LABOR AND EMPLOYMENT MATTERS................................16
         3.10.  LITIGATION.................................................17
         3.11.  CONTRACTS..................................................17
         3.12.  REGULATORY APPROVALS.......................................19
         3.13.  COMPLIANCE WITH LAW........................................19
         3.14.  INDEBTEDNESS FROM EMPLOYEES................................19
         3.15.  ACCOUNTS RECEIVABLE........................................19
         3.16.  INSURANCE..................................................20
         3.17.  POWERS OF ATTORNEY AND SURETYSHIPS.........................20
         3.18.  NO UNDISCLOSED LIABILITIES.................................20
         3.19.  ENVIRONMENTAL MATTERS......................................20
         3.20.  CONFLICT OF INTEREST.......................................21
         3.21.  TAXES......................................................22
         3.22.  LIENS......................................................27
         3.23.  OTHER INFORMATION..........................................28
         3.24.  NO OTHER REPRESENTATIONS...................................28
         3.25.  NO KNOWN BREACHES..........................................28
4.  REPRESENTATIONS AND WARRANTIES OF BUYER................................28
         4.1.  ORGANIZATION................................................28
         4.2.  CORPORATE AUTHORITY.........................................28
         4.3.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS................28
         4.4.  INVESTMENT INTENT...........................................29
         4.5.  REGULATORY AND OTHER APPROVALS..............................29
         4.6.  NO KNOWN BREACHES...........................................29
         4.7.  OTHER INFORMATION...........................................29
         4.8.  NO OTHER REPRESENTATIONS....................................29
5.  CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES...................30


                                     EX-134

                                TABLE OF CONTENTS

                                                                          Page
         5.1.  COOPERATION IN LITIGATION...................................30
         5.2.  TAX MATTERS.................................................30
         5.3.  CONFIDENTIALITY AGREEMENTS..................................33
6.  INDEMNIFICATION........................................................33
         6.1.  INDEMNIFICATION BY SELLERS..................................33
         6.2.  INDEMNIFICATION BY BUYER....................................35
         6.3.  CLAIMS FOR INDEMNIFICATION..................................36
         6.4.  DEFENSE BY INDEMNIFYING PARTY...............................36
         6.5.  MANNER OF INDEMNIFICATION...................................37
         6.6.  LIMITATIONS ON INDEMNIFICATION..............................37
         6.7.  SOLE BASIS FOR RECOVERY.....................................38
         6.8.  JOINT AND SEVERAL LIABILITY.................................38
7.  DOCUMENTS TO BE DELIVERED AT CLOSING...................................38
         7.1.  CLOSING DOCUMENTS DELIVERED BY SELLERS......................38
         7.2  CLOSING DOCUMENTS DELIVERED BY BUYER.........................39
8.  RELEASE................................................................39
9.  MISCELLANEOUS..........................................................40
         9.1.  NOTICES.....................................................40
         9.2.  ASSIGNABILITY AND PARTIES IN INTEREST.......................41
         9.3.  GOVERNING LAW...............................................41
         9.4.  COUNTERPARTS................................................42
         9.5.  INDEMNIFICATION FOR BROKERAGE...............................42
         9.6.  PUBLICITY...................................................42
         9.7.  COMPLETE AGREEMENT..........................................42
         9.8.  INTERPRETATION..............................................42
         9.9.  SEVERABILITY................................................42
         9.10.  KNOWLEDGE:  DUE DILIGENCE INVESTIGATION....................43
         9.11.  EXPENSES OF TRANSACTIONS...................................43
         9.12.  LIMIT ON INTEREST..........................................43
         9.13.  SUBMISSION TO JURISDICTION.................................43
         9.14.  ARBITRATION................................................43
         9.15.  WAIVER OF PUNITIVE DAMAGES.................................44





                                     EX-135

                       TABLE OF CONTENTS


EXHIBITS
EXHIBIT A  ESCROW AGREEMENT
EXHIBIT 2.3.1  FORM OF CLOSING BALANCE SHEET
EXHIBIT 5.3.1.  CONFIDENTIALITY AGREEMENT
SCHEDULES
SCHEDULE 2.2.2.  SELLERS' WIRE TRANSFER INSTRUCTIONS
SCHEDULE 3.1.  LOUISIANA PARISHES IN WHICH THE COMPANY DOES BUSINESS
SCHEDULE 3.5.1.  FINANCIAL STATEMENTS
SCHEDULE 3.5.2.  ASSETS TRANSFERRED OTHER THAN IN THE ORDINARY COURSE OF
                 BUSINESS
SCHEDULE 3.6.1.  REAL PROPERTY
SCHEDULE 3.6.2.  INVENTORY
SCHEDULE 3.6.3.  TANGIBLE PERSONAL PROPERTY
SCHEDULE 3.6.4.  INTANGIBLE PERSONAL PROPERTY
SCHEDULE 3.6.5.  SUBSIDIARIES
SCHEDULE 3.7.  CONSENTS
SCHEDULE 3.8.1.  LABOR AND EMPLOYMENT MATTERS
SCHEDULE 3.8.2.  EMPLOYEE BENEFIT PLANS
SCHEDULE 3.9.1.  COLLECTIVE BARGAINING AGREEMENTS
SCHEDULE 3.9.2.  LABOR STRIKES
SCHEDULE 3.10.  LITIGATION
SCHEDULE 3.11.  CONTRACTS
SCHEDULE 3.14.  EMPLOYEE INDEBTEDNESS
SCHEDULE 3.15.  ACCOUNTS RECEIVABLE
SCHEDULE 3.16.  INSURANCE
SCHEDULE 3.20.  CONFLICTS
SCHEDULE 3.21.2.  TAXABLE YEARS/EXAMINATIONS
SCHEDULE 3.21.3.  TAX RETURNS, ETC.
SCHEDULE 3.21.3.7.  TAX AFFILIATES
SCHEDULE 3.21.3.22.  TAX RETURNS WITHIN 60 DAYS
SCHEDULE 3.22. DESCRIPTION OF COMPANY INDEBTEDNESS GUARANTEED BY SELLERS; LIENS ON ASSETS
SCHEDULE 5.3.1.  LIST OF EMPLOYEES/SHAREHOLDERS THAT WILL EXECUTE
                 CONFIDENTIALITY AGREEMENT
SCHEDULE 6.1.8.  ENVIRONMENTAL MATTERS
SCHEDULE 9.5.  BROKERAGE






                                     EX-136

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of March, 2000 by and among RANDY PAUL DEROCHE, JR., CALVIN J. DEROCHE, RANDY PAUL DEROCHE, SR. AS TUTOR FOR MELODY DEROCHE AND KRISTIN DEROCHE, TIMOTHY DEROCHE AS TUTOR FOR JORDAN DEROCHE AND ZACHARY DEROCHE, CHRISTOPHER DUBOIS AS TUTOR FOR ERIN DUBOIS, DONNA D. TERRELL, RANDY P. DEROCHE, SR., TIMOTHY P. DEROCHE, MICHAEL ANTHONY DEROCHE, DARREN J. DEROCHE, WAYNE A. BASCLE, STEVEN A. LABAT, HANSEN NELTON, JR. BENJAMIN D. DEROCHE, JEROD DEROCHE, CHRISTOPHER J. DUBOIS, JOSEPH F. RAMIREZ, TIMOTHY J. LEDET, LEROY DEROCHE, STUART A. OLIVER, MANDY DUBOIS LOESCHER, RONNIE G. BROUSSARD, DARLENE DEROCHE RAMIREZ AND MONICA DEROCHE DUBOIS (collectively, the "Sellers"), being all the shareholders of O & M EQUIPMENT, INC., a Louisiana corporation (the "Company"), and T-3 ENERGY SERVICES, INC., a Delaware corporation ("Buyer").
RECITALS:

         1. Sellers own all outstanding shares of the common stock, no par value (the "Shares"), of the Company.

         2. The Company is engaged in the business of manufacture, remanufacture, and repair of flow control equipment and the manufacture, remanufacture, and repair of drilling equipment used in the oil and gas exploration, refining, production and distribution industries.

         3. Sellers desire to sell to Buyer the Shares, and Buyer desires to acquire the Shares on the terms and conditions hereinafter set forth.

         4. For those Sellers that are minors, this Agreement is being executed by the judicially appointed tutor(s) of said minors, as authorized by judicial order.

AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto covenant and agree as follows:





                                     EX-137

     1.   AGREEMENT TO SELL AND AGREEMENT TO PURCHASE.

          1.1  PURCHASE OF SHARES FROM SHAREHOLDERS.

               On the terms and subject to the conditions set forth herein, Sellers hereby sell, transfer, convey, assign and deliver to Buyer, free and clear of all liens, pledges, encumbrances and claims whatsoever, and Buyer hereby purchases, acquires and accepts from Sellers all the Shares. Sellers shall deliver to Buyer certificates representing the Shares, duly endorsed for transfer at the Closing (as defined in Section 1.3 hereof).

          1.2. FURTHER ASSURANCES.

               From time to time after the Closing, Sellers and Buyer, and each of their respective affiliates, will execute and deliver to the other party such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Buyer or Sellers in order to vest in Buyer all right, title and interest of Sellers in and to the Shares and otherwise in order to carry out the purpose and intent of this Agreement.

          1.3. CLOSING.

               The closing (the "Closing") of the transactions herein contemplated shall take place at the offices of Liskow & Lewis located at One Shell Square, 701 Poydras Street, New Orleans, Louisiana 70139 and be effective as of 10:00 a.m., local time, on the date hereof (the "Closing Date"). All actions taken and all documents delivered at the Closing shall be deemed to have occurred simultaneously.

     2.   CONSIDERATION TO BE PAID BY BUYER.

          2.1. PURCHASE PRICE FOR SHARES.

          The purchase price for the Shares shall be an amount ("Purchase Price") equal to $2,500,000.00 plus or less, as the case may be, any Adjustment Amounts (as defined in Section 2.3.4.)

          2.2. PAYMENT OF PURCHASE PRICE.

               2.2.1. COMPONENTS OF PURCHASE PRICE

                      The Purchase Price is payable as follows: (i)
               $1,500,000.00 in cash LESS Total Debt, which amount is assumed by Buyer on the Closing Date; and (ii) up to $1,000,000.00 of additional cash, paid in installments equal to fifty percent (50%) of the Company's EBITDA (a) in excess of $100,000.00 for fiscal year 2000 and (b) from the first dollar for fiscal year 2001 and 2002 (the "Earnout Payment"). Each of the three (3) installments of the Earnout Payment will be payable by Buyer to Sellers fifteen (15) days after Buyer's respective receipt of the Company's audited financial statements for the years ended December 31, 2000, December 31, 2001, and December 31, 2002; provided, however, it is agreed and understood that Buyer may elect to retain up to $150,000.00 from each of the first two (2) installments for working capital purposes. Any such retained amount shall bear interest at the rate of 8% per annum, compounded annually, and shall be payable no later than the due date of the third installment of the Earnout Payment. The term "Total Debt" as used in this Agreement is defined as the amount equal to the Company's short-term debt, current portion of long-term debt, long-term debt, and shareholder loans. The term "EBITDA" as used in this Section 2.2.1. is defined as the Company's earnings before interest, taxes, depreciation, and amortization (determined in accordance with generally accepted accounting principles consistently applied). To the extent the Company has capital lease or


                                     EX-138
               sale lease back obligations, such obligations will be treated as a component of the Company debt assumed by Buyer at Closing as provided above. The Total Debt assumed by Buyer, as set forth above, shall be treated as a dollar - for - dollar credit to the $1,500,000.00 cash payment. The cash portion of the Purchase Price is payable at Closing. Each installment of the Earnout Payment and the cash portion of the Earnout Payment are payable in immediately available funds by wire transfer to Sellers (pursuant to the wire transfer instructions set forth on Schedule 2.2.2.) in the percentages set forth in Section 2.2.2. below.

               2.2.2. CASH TO SELLERS

                      At the Closing, Buyer shall pay in immediately available
               funds by wire transfer (pursuant to the instructions set forth on Schedule 2.2.2.) to Sellers the cash portion of the Purchase Price, less the Escrow Amount (as defined in Section 2.2.3.), to the separate accounts of Sellers in the following percentages:

                         Randy Paul Deroche, Jr.                    3.0%

                         Kristin Deroche                            3.0%

                         Melody Deroche                             3.0%

                         Donna D. Terrell                           5.5%

                         Calvin J. Deroche                          5.77%

                         Randy P. Deroche, Sr.                      8.64%

                         Timothy P. Deroche                         3.54%

                         Benjamin D. Deroche                        5.54%

                         Michael Anthony Deroche                    4.54%

                         Jerod Deroche                              1.0%

                         Darren J. Deroche                          5.54%

                         Christopher J. Dubois                      2.04%

                         Wayne A. Bascle                            4.04%

                         Joseph F. Ramirez                          2.42%

                         Steven A. Labat                            0.81%

                         Timothy J. Ledet                           0.81%

                         Hansen Nelton, Jr.                         0.81%

                         Leroy Deroche                              5.0%

                         Stuart A. Oliver                           20.0%

                         Ronnie G. Broussard                        8.0%



                                     EX-139

                         Mandy Dubois Loescher                      1.0%

                         Erin Dubois                                1.0%

                         Jordan Deroche                             1.0%

                         Zachary Deroche                            1.0%

                         Monica Deroche Dubois                      1.5%

                         Darlene Deroche Ramirez                    1.5%

               2.2.3. RETENTION OF ESCROW.

                      Buyer shall place in an interest bearing escrow account
               with Hibernia National Bank $150,000.00 of the Purchase Price (the "Escrow Amount"), which shall be subject to Section 6. and the Adjustment Amounts (as defined in Section 2.3.4.) Distribution of the Escrow Amount shall be pursuant to an Escrow Agreement in the form of Exhibit A. The Escrow Amount, after taking into account any claims by Buyer against Sellers pursuant to Section 6. of this Agreement and any Adjustment Amounts payable to Buyer to the extent not paid by Sellers, shall be paid to Sellers with interest as follows:

                                2.2.3.1. On March 1, 2001, Buyer shall pay to
                      Sellers, in the percentages set forth in Section 2.2.2., the Escrow Amount, less any amounts claimed pursuant to
                      Section 6. by Buyer up to March 1, 2001 and any Adjustment Amounts payable to Buyer to the extent not paid by Sellers, including interest accrued on any such amounts.

          2.3. PURCHASE PRICE ADJUSTMENTS.

                      2.3.1. Seller shall prepare or cause to be prepared and
               delivered to Buyer at the Closing a preliminary combined balance sheet of the Company as of February 29, 2000, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") on a basis consistent with the Financial Statements as such term is used in Section 3.5.1. of this Agreement (the "Closing Balance Sheet"), which Closing Balance Sheet must be reasonably acceptable to Buyer. Upon request, the Sellers shall provide to the Buyer and its, representatives, accountants, and advisors with access to copies of all work papers and other relevant documents to verify the entries contained in the Closing Balance Sheet. The Closing Balance Sheet must include a calculation of (a) Net Working Capital (defined as the Company's current assets, excluding obsolete and slow moving items of Inventory, minus (i) proceeds from the Company's sale of assets listed on its June 30, 1999 balance sheet (other than items of Inventory sold in the ordinary course of business) and (ii) the Company's current liabilities, excluding short-term debt and the current portion of long-term debt) in the amount of $400,492.00 and (b) Total Debt (as defined in Section 2.2.1 above). The form of Closing Balance Sheet, prepared by Arthur Andersen LLP, for use by Sellers is attached to this Agreement as Exhibit 2.3.1.



                                     EX-140

                      2.3.2. In the event the preliminary determination of Net
               Working Capital as set forth on the Closing Balance Sheet is greater (applying GAAP) than $400,492.00, the amount in excess will be paid at Closing by wire transfer by Buyer to Sellers in the percentages set forth in Section 2.2.2. On the other hand, if the preliminary determination of Net Working Capital as set forth in the Closing Balance Sheet is less (applying GAAP) than $400,492.00, then the Purchase Price shall be reduced by the Net Working Capital excess amount.

                      2.3.3. On or before 60 days after the Closing Date, the
               Company shall cause the accounting firm of Arthur Andersen LLP to audit the Closing Balance Sheet in accordance with GAAP, and deliver the audited Closing Balance Sheet (the "Audited Closing Balance Sheet") to Buyer and Sellers in order to determine the "Adjustment Amounts" (as defined below in Section 2.3.4.). Upon reasonable notice and during reasonable business hours, Buyer agrees that the Company shall allow Sellers and Sellers' Accountant access to the persons involved in the preparation of the Audited Closing Balance Sheet and to all of their work-papers so as to permit Sellers and Sellers' Accountant to make copies of such work-papers supporting the amounts included in the Audited Closing Balance Sheet and to reasonably review the accounting procedures, tests, methods and approaches utilized by Arthur Andersen LLP.

                      2.3.4. On or before the 55th day following delivery of the
               Audited Closing Balance Sheet pursuant to Section 2.3.3., Sellers shall notify Buyer in writing of any objections to the Audited Closing Balance Sheet (and the determination of the Adjustment Amounts) as not complying with the requirements of Section 2.3.2.3., specifying in reasonable detail any such objections (a "Dispute Notice"). If (i) Sellers do not deliver a Dispute Notice within the time period specified above for delivery of a Dispute Notice (the "Notice Period"), or (ii) prior to the expiration of the Notice Period, Sellers indicate in writing to Buyer that Sellers relinquish their right to object to the Audited Closing Balance Sheet, or (iii) Buyer and Sellers agree on the resolution of all such objections or changes at any time subsequent to the expiration of the Notice Period, the Audited Closing Balance Sheet, with any such changes as are agreed upon, shall be final and binding on the parties hereto. If Sellers and Buyer are unable to resolve the matters addressed in any Dispute Notice, each party shall within fourteen (14) business days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document of ten pages or less and submit such summaries to the Houston, Texas office of, PriceWaterhouseCoopers, LLP, or such other party as the parties may mutually select (the "Accounting Arbitrator"), together with the Dispute Notice and any other documentation either party may desire to submit. The Accounting Arbitrator shall render a decision regarding such dispute in accordance with this Agreement, based on the materials described above and based upon the books and records of the Company within twenty business days of the submission of such materials. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final and binding between the parties for the purpose of determining the Adjustment Amounts under this Section 2.3. Within ten days after the final determination of the Audited Closing Balance Sheet pursuant to this


                                     EX-141

               Section 2.3.4., the following adjustments to the Purchase
               Price shall occur: (i) to the extent that the Net Working Capital balance on the Audited Closing Balance Sheet (applying GAAP) is different from the Net Working Capital balance set forth on the Closing Balance Sheet, then (a) any excess amount shall be paid by Buyer to Sellers or (b) any shortfall or deficiency amount shall be paid by Sellers to Buyer; and (ii) to the extent that the Total Debt amount set forth on the Audited Closing Balance Sheet (applying GAAP) is different from the Total Debt amount set forth on the Closing Balance Sheet, then (x) the amount of any decrease shall be paid by Buyer to Sellers or (y) the amount of any increase shall be paid by Sellers to Buyer. Notwithstanding the foregoing, no adjustment shall occur on account of a change in Total Debt to the extent such change has been compensated through the Net Working Capital adjustment. Payments under this
               Section 2.3.4. shall be in immediately available funds by wire transfer, and all such payments to Sellers shall be in the percentages set forth in Section 2.2.2. above. If Sellers fail to make any payment to Buyer required by this Section 2.3.4., then Buyer is authorized but not required to apply any or all of the Escrow Amount to such payment. The term "Adjustment Amounts" as used in this Section 2.3. shall mean any payments, as adjusted, and/or reductions to the Purchase Price made by Buyer to Sellers or by Sellers to Buyer pursuant to Sections 2.3.2. and 2.3.4. of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

          Sellers jointly and severally, and insolido, except as provided in Section 6.8. below, represent and warrant to Buyer that:

          3.1. ORGANIZATION AND GOOD STANDING.

               Each of the Company and the Subsidiaries (as defined in Section 3.6.5.) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with full power to carry on its business as it is now and has since its organization been conducted, and to own, lease or operate its assets. Either the Company or one of the Subsidiaries is duly authorized to do business and is in good standing in such other jurisdictions in which the failure to so qualify could have a material and adverse effect on the results of operations, properties, assets, condition (financial or otherwise), or prospects of the Company (a "Material Adverse Effect").
          Schedule 3.1. is a listing of the Louisiana parishes in which the Company does business and the Louisiana parishes adjacent to offshore waters in which the Company does business.

          3.2. AUTHORIZATION OF AGREEMENT.

               Sellers have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Sellers or their affiliates in connection herewith have been duly executed and delivered by Sellers or their affiliates, have been effectively authorized by all necessary action, corporate or otherwise, and constitute legal, valid and binding obligations of Sellers or their affiliates, as the case may be.

          3.3. OWNERSHIP OF SHARES.

               The Shares are owned beneficially and of record by Sellers, and are being transferred to Buyer free and clear of all liens, mortgages, charges, option rights, pledges,


                                     EX-142
          security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever. No Shares are subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable Federal and state securities laws).

          3.4. CAPITALIZATION.

               The authorized capital stock of the Company consists solely of 100 shares of common stock, no par value, of which 100 shares are issued and outstanding and which are owned by Sellers in the percentages set forth in Section 2.2.1. All of the Shares have been duly authorized, validly issued (free of all past, present and future preemptive rights), and are fully paid and non-assessable. There are no outstanding or authorized options, warrants, subscriptions, calls, puts, conversion or other rights, contracts, agreements, commitments or understandings of any kind obligating the Company to issue, sell, purchase, return, redeem or pay any distribution or dividend with respect to any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of or other ownership interest in the Company.

          3.5. FINANCIAL CONDITION.

               3.5.1.

                      Financial Statements. Schedule 3.5 sets forth the
               following financial information of the Company: the balance sheet as of June 30, 1999, December 31, 1998, December 31, 1997, and December 31, 1996 and the related statements of income for the six months ended June 30, 1999 and each of the three years in the period ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements for periods in 1998 and 1999 were prepared, after adjustments, in accordance with GAAP.

               3.5.2.

                      Absence of Certain Changes. Since June 30, 1999 (the
               "Balance Sheet Date") there has not been (i) any damage, destruction or loss, whether or not covered by insurance, which, if not covered by insurance, could be a Material Adverse Effect;
               (ii) any sale or transfer of any of the assets of the Company except (a) sales in the ordinary course of the business of inventory or immaterial amounts of other tangible personal property and (b) for the transfers listed on Schedule 3.5.2.;
               (iii) any increase in, or commitment to increase, the compensation payable or to become payable to any of the Company's employees or any bonus payment (other than as included as an accrued liability on the Company's June 30, 1999 Financial Statement) or similar arrangement made to or with any of the Company's employees other than routine increases made in the ordinary course of business not exceeding the greater of five percent per annum or Two Thousand Dollars ($2,000) per annum for any of them individually; (iv) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional fringe benefits; or (v) any material alteration in the manner of keeping the Company's books, accounts or records, or in the accounting practices therein reflected. Since the Balance Sheet Date, the Company has not (except with the prior written consent of Buyer): (a) entered into any material transaction not in the ordinary course of business; or


                                     EX-143
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               (b) materially amended, modified, or terminated any material
               Contract (as defined in Section 3.11.1) other than in the ordinary course of its business.



                                     EX-144
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          3.6. PROPERTY OF THE COMPANY.

               3.6.1.

                      Real Property. There is listed in Schedule 3.6.1. a
               description of each parcel of real or immovable property owned by or leased to the Company, or owned by or leased to Sellers for use by the Company. Except as indicated in Schedule 3.6.1.:

                      3.6.1.1.

                                Each of the leases described in Schedule 3.6.1.
                      is a valid and binding obligation of the Company or Sellers, as the case may be, and Sellers do not have any knowledge that any of said leases is not a valid and binding obligation of each of the other parties thereto;

                      3.6.1.2.

                                the Company and Sellers are not, and Sellers do
                      not have any knowledge that any other party to any such lease is, in default with respect to any material term or condition thereof, and Sellers do not have any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company;

                      3.6.1.3.

                                All of the buildings, fixtures and other
                      improvements located on the real or immovable property described in Schedule 3.6.1. are in good operating condition and repair, and the Company or Sellers, as the case may be, holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, building, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of such real properties and leaseholds. Neither the Company nor Sellers have received notice that the Company's operations at the real or immovable property listed in Schedule 3.6.1. as presently conducted is in violation of any applicable building code, zoning ordinance or other law or regulation;

                      3.6.1.4.

                                Neither the Company nor Sellers, as the case may
                      be, have experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by the Company during such period.



                                     EX-145

               3.6.2.

                      Inventory. There is listed in Schedule 3.6.2. a
               description of all inventories of (i) valves, chokes, actuators, manifolds, drilling spools, flanges, tees, blowout preventers, and miscellaneous pressure control and drilling products; (ii) raw material, work in progress, finished goods, containers, tote bins, and other packaging material, spare parts, maintenance supplies; and (iii) other similar items of the Company (the "Inventory"). Also separately listed on Schedule 3.6.2. is a description of all items of Inventory that are obsolete and/or slow moving for sale or rental purposes. Except for the Inventory which is carried as second quality or slow moving material in the Company's June 30, 1999 Financial Statement, the Inventory of the Company is good and merchantable and is salable in the ordinary course of business. The Inventory is carried on the books of the Company at the lower of cost or market.

               3.6.3.

                      Other Tangible Personal Property. There is listed in
               Schedule 3.6.3.: (i) a description and the location of each item of tangible personal property (other than Inventory) owned by the Company or in the possession of the Company having on the date hereof a depreciated book value per unit in excess of Five Thousand Dollars ($5,000); (ii) an identification of the owner of, and any agreement relating to the use of, each item of tangible personal property under leases or other similar agreements which provide for rental payments at a rate in excess of Two Hundred Fifty Dollars ($250) per month; and (iii) an identification of the owner of, and any agreement relating to the use of, each motor vehicle not owned by the Company, the rights to which are to be transferred to Buyer pursuant hereto;

               3.6.4.

                      Intangible Personal Property. There is listed in Schedule
               3.6.4.: an identification of all (i) foreign and United States Federal or state patents, patent applications, invention disclosures, copyrights, copyright registrations, trademarks, trademark registrations, service marks, service mark registrations, trade names, trade name registrations and applications for any of the foregoing, owned or used by the Company; (ii) common law claims to trademarks, service marks and tradenames; (iii) claims of copyright that exist although no registrations have been issued with respect thereto; and (iv) fictitious or assumed business name filings with any state or local governmental authority ("intangible personal property").
               Schedule 3.6.4 also sets forth a true and complete list of all licenses or similar agreements or arrangements to which the Company is a party either as licensee or licensor for each such item of intangible personal property. Except as indicated in
               Schedule 3.6.4.:

                      3.6.4.1.

                                There have not been any regulatory actions or
                      other judicial or adversary proceedings involving the Company concerning any of such items of intangible personal property, nor is any such action or proceeding threatened;


                                     EX-146

                      3.6.4.2.

                                the Company has the right and authority to use
                      said items of intangible personal property in connection with the conduct of its business in the manner presently conducted and, subject to the receipt of those consents listed on Schedule 3.7., to convey such right and authority to Buyer, and such use does not conflict with, infringe upon or violate any patent, trademark, servicemark, trade name, registration or similar rights of any other person, firm or corporation;

                      3.6.4.3.

                                There are no outstanding, or threatened,
                      disputes or disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.6.4.; and

                      3.6.4.4.

                                The conduct of its business by the Company does
                      not conflict with any patents, trademarks, trade secrets, trade names or similar rights of others.







                                     EX-147

               3.6.5. SUBSIDIARIES.

                      Set forth on Schedule 3.6.5 is a list of all entities in
               which the Company holds a 5% or greater interest (the "Subsidiaries") and the percentage ownership of the Company in each such entity. There are no options, warrants, convertible debt or other similar instruments entitling anyone to acquire any capital stock or other equity interest of any of the Subsidiaries.

          3.7. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

               The execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with: (i) any Contract or any other material agreement, indenture or other instrument to which Sellers or the Company is a party or by which any of them is bound, subject to the receipt of those consents listed on Schedule 3.7. which have been obtained and provided to Buyer, (ii) the Articles of Incorporation and Bylaws of the Company and each of the Subsidiaries, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator, or (iv) any law, rule or regulation applicable to Sellers or the Company.

          3.8. EMPLOYMENT AGREEMENTS; AND EMPLOYEE BENEFITS.

               3.8.1.

                      Except as set forth on Schedule 3.8.1., there are no
               employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company or a Subsidiary, on the one hand, and any current or former stockholder, officer, director, employee, consultant, or agent of the Company or a Subsidiary, on the other hand, that are currently in effect. Except as set forth on Schedule 3.8.1. there are no Employment Agreements or any other similar agreements to which the Company or any of its Subsidiaries is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company, a Subsidiary or Buyer, or any consent or waiver from any stockholder, officer, director, employee, consultant or agent of the Company, a Subsidiary or Buyer, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or agent of the Company or a Subsidiary under any such Employment Agreement or other similar agreement.

               3.8.2.

                      Schedule 3.8.2. sets forth Employee Benefit Plans of the
               Company and its Subsidiaries. The Company has made true and correct copies of all governing instruments and related agreements pertaining to such benefit plans available to Buyer.

               3.8.3.

                      Neither the Company, any Subsidiary nor any of their ERISA
               Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan.



                                     EX-148

               3.8.4.

                      No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

               3.8.5.

                      No Employee Benefit Plan has participated in, engaged in
               or been a party to any non-exempt Prohibited Transaction, and neither the Company, a Subsidiary nor any of their ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle A of the Code and Sections 5,000 of the Code , or for penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of the Shareholders, is there a basis for any such claim. No officer, director or employee of the Company or a Subsidiary of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.

               3.8.6.

                      Other than routine claims for benefits, there is no claim
               pending or to the knowledge of the Company and Shareholders threatened, involving any Employee Benefit Plan by any Person against such plan or the Company, any Subsidiary or any ERISA Affiliate. There is no pending or to the knowledge of the Company and Shareholders threatened proceeding involving any Employee Benefit Plan before the IRS, the U.S. Department of Labor or any other governmental authority.

               3.8.7.

                      There is no violation of any reporting or disclosure
               requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan.






                                     EX-149

               3.8.8.

                      Each Employee Benefit Plan has at all times prior hereto
               been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. The Company, each Subsidiary and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Benefit Plan and applicable law or required to be paid as expenses under such Employee Benefit Plan, and the Company, each such Subsidiary and their ERISA Affiliates shall continue to do so through the Closing. Each Employer Benefit Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status.

               3.8.9.

                      With respect to any group health plans maintained by the
               Company, any Subsidiary or their ERISA Affiliates, whether or not for the benefit of the Company's or such Subsidiary's employees, the Company and its ERISA Affiliate have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. Neither the Company nor any Subsidiary is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any group health plan, or pursuant to any agreement or understanding.

               3.8.10.

                      The Company has made available to the Buyer a copy of (i)
               the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan and all applicable Internal Revenue Service determination letters.

               3.8.11.

                      For purposes of this Section 3.8., the following
               definitions shall apply:

                      3.8.11.1.

                                "Benefit Arrangement" means any material benefit
                      arrangement that is not an Employee Benefit Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits,
                      (iii) each incentive bonus or deferred bonus arrangement,
                      (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by the Company or any ERISA Affiliate covering the employees, former employees, directors and former directors of the Company, and the beneficiaries of any of them.



                                     EX-150

                      3.8.11.2.

                                "COBRA" means the Consolidated Omnibus Budget
                      Reconciliation Act of 1985, as amended, as set forth in
                      Section 4980B of the Code and Part 6 of Title I of ERISA.

                      3.8.11.3.

                                "Code" means the Internal Revenue Code of 1986,
                      as amended.

                      3.8.11.4.

                                "Employee Benefit Plan" means any employee
                      benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company.

                      3.8.11.5.

                                "Employee Pension Benefit Plan" means any
                      employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

                      3.8.11.6.

                                "ERISA" means the Employee Retirement Income
                      Security Act of 1974, as amended.

                      3.8.11.7.

                                "ERISA Affiliate" of any person means any other
                      person that, together with such person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                      3.8.11.8.

                                "Prohibited Transaction" means a transaction
                      that is prohibited under Section 4975 of the Code or
                      Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.






                                     EX-151

          3.9. LABOR AND EMPLOYMENT MATTERS.

               3.9.1.

                      Except as set forth on Schedule 3.9.1., no collective
               bargaining agreement exists that is binding on the Company or any Subsidiary and, except as described on Schedule 3.9.1., no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Schedule 3.9.1. describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or any Subsidiary.

               3.9.2.

                      Except as set forth on Schedule 3.9.2., (i) there is not
               now, and to the Shareholders' knowledge, never has been, any labor strike, dispute, slow down or stoppage pending or, to the Shareholders' knowledge, threatened, against or directly affecting the Company or any Subsidiary, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist; and (iii) neither the Company, any Subsidiary nor any Shareholder has received any notice or has any knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or any Subsidiary.

               3.9.3.

                      If required under the Workers Adjustment and Retraining
               Notification Act or other applicable state law regulating plant closing or mass layoffs, the Company and its Subsidiaries have timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

               3.9.4.

                      The Company and its Subsidiaries have complied and are
               currently complying, in respect of all employees of the Company and its Subsidiaries with all applicable laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines , except for such instances which are not, in the aggregate, material.

               3.9.5.

                      All individuals who are performing or have performed
               services for the Company, any Subsidiary and are or were classified by the Company or any Subsidiary as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material.


                                     EX-152

                      3.9.6. The Company and its Subsidiaries have substantially complied and are currently complying with the Americans With Disabilities Act, 42 U.S.C.ss.12101, et seq., and all applicable state laws prohibiting discrimination against qualified individuals with disabilities and requiring access accommodations.

          3.10. LITIGATION.

               3.10.1.

                      Except for (i) claims listed in Schedule 3.10. and (ii)
               claims for the collection of accounts arising out of the sale or purchase of goods or services in the ordinary course of business involving less than $10,000 individually or $50,000 in the aggregate, there are no claims, disputes, actions, proceedings or investigations of any nature pending or, to the knowledge of Sellers, threatened against the Company, or any of the officers, partners, shareholders, affiliates or employees of the Company.

               3.10.2.

                      No claim, action, suit, investigation, or other proceeding is pending or threatened before any court or governmental agency which presents a risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of indemnification or other relief in connection therewith.

          3.11. CONTRACTS.

               3.11.1.

                      Schedule 3.11. sets forth a true and correct list of each
               contract to which the Company is a party, including but not limited to any and all master service contracts, or to which any Seller is a party and which relates to the business of the Company ("Contracts"), except:

                      3.11.1.1.

                                Agreements for the purchase by the Company of
                      goods, materials or services in the ordinary course of business involving less than $10,000 in consideration in each such case;

                      3.11.1.2.

                                Agreements for the sale, rental or service by
                      the Company of goods or services in the ordinary course of business in which the payment to be received pursuant to each such agreement is less than $10,000 for each such non-listed agreement;

                      3.11.1.3.

                                Agreements which are terminable at will by the
                      Company upon no more than 60 days notice without penalty, default or liability and involving an amount less than $10,000; and

                      3.11.1.4.

                                Agreements continuing for a period of six months
                      or less involving an amount less than $10,000 for each such nonlisted agreement.

               3.11.2.

                      Except as set forth in Schedule 3.11.


                                     EX-153

                      3.11.2.1.

                                Each Contract is a valid and binding agreement
                      of the Company and, to the knowledge of Sellers, of the other parties thereto, subject to the effect of bankruptcy and creditors' rights generally;

                      3.11.2.2.

                                The Company has fulfilled all material
                      obligations required pursuant to each Contract to have been performed by it or on its part prior to the date hereof, and Sellers believe that, assuming Buyer continues to operate the Company in the same manner as Sellers, the Company will be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                      3.11.2.3.

                                There has not occurred any material default
                      under any Contract on the part of the Company or on the part of the other parties thereto; and there has not occurred any event which with the giving of notice or the lapse of time, or both, would constitute any material default under any of the Contracts; and





                                     EX-154

                      3.11.2.4.

                                Except as provided in the Contracts, the Company
                      is not, outside the ordinary course of business, under any liability or obligation with respect to the return of inventory or products sold, rented or serviced by it which are in the possession of distributors, wholesalers, retailers or other customers.

                                3.11.2.5. Except as set forth in Schedule 3.11.,
                      the Company has not committed a past breach of any of its master service contracts.

          3.12. REGULATORY APPROVALS.

               All material consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or Sellers and which are necessary for the execution and delivery by Sellers of this Agreement and the documents to be executed and delivered by Sellers in connection herewith have been obtained and satisfied.

          3.13. COMPLIANCE WITH LAW.

               The Company has not, and its business as presently conducted does not, violate, in any respect any Federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, the Americans With Disabilities Act, environmental protection, conservation, or corrupt practices), the enforcement of which would have a Material Adverse Effect, and the Company has not received any notice of any such violation. Sellers have obtained all permits, approvals, and consents of all governmental bodies or agencies necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws.

          3.14. INDEBTEDNESS FROM EMPLOYEES.

               Except as set forth in Schedule 3.14. no employee of the Company are indebted to the Company, except for advances made to any employees in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such employee.

          3.15. ACCOUNTS RECEIVABLE.

               Except as set forth in Schedule 3.15., the accounts, accounts receivable, notes and notes receivable of the Company existing on June 30, 1999 arose out of the sales of inventory or services in the ordinary course of business and are collectible in full, net of the reserve set forth in the Company's June 30, 1999 Financial Statement included





                                     EX-155
          in Schedule 3.5.1., which reserves are reasonable and were calculated consistent with past practices.

          3.16. INSURANCE.

               Schedule 3.16. sets forth a true and correct list of all insurance policies either maintained by the Company or maintained by any other person which relate to the Company in any manner whatsoever at the date hereof. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company. The Company has not received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

          3.17. POWERS OF ATTORNEY AND SURETYSHIPS.

               The Company has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          3.18. NO UNDISCLOSED LIABILITIES.

               Except as and to the extent specifically reflected or reserved against in the Company's June 30, 1999 Financial Statement or otherwise disclosed herein, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) in accordance with GAAP which in the aggregate would constitute a Material Adverse Effect.

          3.19. ENVIRONMENTAL MATTERS.

               As of the date hereof, (a) the Company has generated, utilized, stored, delivered for disposal, disposed of, treated, transported, and otherwise managed all materials, substances, and wastes, whether toxic, hazardous or otherwise, in compliance with all laws, rules, regulations, ordinances, guidelines, and the common law, except to the extent any such failure would not have a Material Adverse Effect; (b) the real or immovable property owned, leased, or operated by either
          (i) Sellers relating to the Company, or (ii) the Company is not listed on the National Priorities List, CERCLIS, RCRIS, or any comparable state listing which identifies sites for removal, remedial, clean-up or investigatory actions; (c) no amounts, which require remediation or reporting under applicable law, of asbestos, PCB's, ureaformaldehyde, hazardous and solid wastes, hazardous or toxic substances, petroleum products, pollutants or contaminates, and no


                                     EX-156
          above or underground storage tanks, have become located on the real or immovable property owned, leased, or currently operated by the Company, except to the extent the existence or remediation of such substances would not result in a Material Adverse Effect; and (d) the real or immovable property owned, leased, or operated by the Company has not been contaminated, tainted or polluted in any manner whatsoever (including, without limitation, any contamination of or injury or damage to soils, groundwater waters, biota, and wildlife located on, in, under or originating from such premises) with pollutants, contaminants or other substances or materials so as to give rise to a removal, remediation, clean-up, or investigatory obligation or action, and Sellers do not now have knowledge of any removal, remediation, investigatory or clean-up obligation or action which the Company has with respect thereto under any law, rule, regulation, guideline, ordinance, whether domestic or foreign, Federal, state, or local, or the common law, except to the extent any failure to comply with any such obligation would not result in a Material Adverse Effect.

          3.20. CONFLICT OF INTEREST.

               Except as disclosed in Schedule 3.20., no officer, director or shareholders of the Company or any affiliate of any such person now has or within the last three (3) years had, either directly or indirectly:

               3.20.1.

                      any equity or debt interest in any corporation,
               partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company, or purchases or during such period purchased from the Company any goods or services, or otherwise does or during such period did business with the Company; or

               3.20.2.

                      a beneficial interest in any contract, commitment or
               agreement, formal or informal, to which the Company is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company and such persons in their capacities as employees, officers or directors of the Company.




                                     EX-157

               3.20.3.

                      loaned money to or borrowed money from the Company.

          3.21. TAXES.

               3.21.1.

                      For purposes of this Agreement: (i) the term "Taxes" means
               (A) all Federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined, unitary or other similar group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or
               (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

               3.21.2.

                      Schedule 3.21.2. sets forth: (i) the taxable years of the
               Company and Tax Affiliates (as defined in Section 3.21.3.) as to which the respective statutes of limitations on the assessment of United States Federal income and any applicable state, local or foreign income or franchise Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the IRS or the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Schedule 3.21.2., all deficiencies asserted or assessments made as a result of any examinations by the IRS or state, local or foreign Tax authority have been fully paid, or are fully reflected as a liability in the Company's June 30, 1999 Financial Statement, or are fully described in Schedule 3.21.2., are being contested in good faith and an adequate reserve therefor has been established and is fully reflected in the Company's June 30, 1999 Financial Statement to the extent required by GAAP. Except as described in Schedule 3.21.2., there are no Returns that are presently under examination with respect to Taxes, there are no proposed (whether oral or written) or final adjustments, assessments or deficiencies with respect to Taxes currently


                                     EX-158
               pending, and there are no outstanding notices of proposed or actual audit, examination or investigation with respect to Taxes.

               3.21.3.

                      Sellers represent and warrant to Buyer that, except as
               described in Schedule 3.21.3.:

                      3.21.3.1.

                                the Company, and every other person for whose
                      Taxes the Company is or could be held liable (whether by reason of being a member of a consolidated, combined, unitary, or other similar group for Tax purposes, by reason of being a successor, by agreement or otherwise (for the taxable period(s) or portions thereof with respect to which the Company is or could be held for such other Person's Taxes) (all such persons collectively referred to herein as "Tax Affiliates"), have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for Taxes in the Company's June 30, 1999 Financial Statement sets forth the maximum liability of the Company and Tax Affiliates for Taxes as of the date thereof. No liability for Taxes has been incurred by the Company or any Tax Affiliate since June 30, 1999 other than in the ordinary course of their business. No director, officer or employee of the Company or any Tax Affiliate having responsibility for Tax matters is in discussions with Tax authorities or has reason to believe that any Tax authority has valid grounds to claim or assess any additional Tax with respect to the Company or any Tax Affiliate in excess of the amounts shown on the Company's June 30, 1999 Financial Statement for the period ending on such date;

                      3.21.3.2.

                                with respect to all amounts in respect of Taxes
                      imposed upon the Company or Tax Affiliates, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been fully complied with in all material respects, and all such amounts required to be paid by the Company and Tax Affiliates to Tax authorities or others have been paid;

                      3.21.3.3.

                                none of the Returns required to be filed by the
                      Company or any Tax Affiliate contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law;




                                     EX-159

                      3.21.3.4.

                                all amounts that were required to be collected
                      or withheld by the Company or any Tax Affiliate have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any Tax authority have been duly remitted in all material respects;

                      3.21.3.5.

                                the Company and Tax Affiliates have not
                      requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by the Company or any Tax Affiliate with respect to Taxes is in force;

                      3.21.3.6.

                                Sellers, the Company and Tax Affiliates have not
                      taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of the Company or any Tax Affiliate from any taxable period or portion thereof ending on or before or including the Closing to any subsequent taxable period;

                      3.21.3.7.

                                Schedule 3.21.3.7. sets forth all Tax Affiliates
                      during all periods with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

                      3.21.3.8.

                                there are no actual or deemed elections under
                      Section 338 of the Code, protective carryover basis elections, offset prohibition elections or similar elections applicable to the Company or any Tax Affiliate;

                      3.21.3.9.

                                neither the Company nor any Tax Affiliate is
                      required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Closing, and Sellers have no knowledge that the IRS (or other Tax authority) has proposed, or is considering, any such change in accounting method or other adjustment;

                      3.21.3.10.

                                there are no liens for Taxes (other than for
                      current Taxes not yet due and payable) upon the assets of the Company;

                      3.21.3.11.

                                the Company is not party to any agreement,
                      contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
                      Section 280G of the Code, whether by reason of the Closing or otherwise;


                                     EX-160

                      3.21.3.12.

                                the Company is not, and has not been, a United
                      States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

                      3.21.3.13.

                                neither the Company nor any Tax Affiliate has or
                      has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country;

                      3.21.3.14.

                                neither the Company nor any Tax Affiliate is a
                      party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes;

                      3.21.3.15.

                                neither the Company nor any Tax Affiliate is or
                      has been a member of an "affiliated group" as such term is defined in Section 1504 of the Code (and any predecessor provision) of the Code, or any similar group for state, local or foreign Tax purposes;






                                     EX-161

                      3.21.3.16.

                                neither the Company nor any Tax Affiliate has
                      filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them;

                      3.21.3.17.

                                neither the Company nor any Tax Affiliate has
                      participated in an international boycott within the meaning of Section 999 of the Code;

                      3.21.3.18.

                                the Company is not a party to or bound by any
                      Tax sharing agreement, and has no current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income or franchise Taxes) imposed on lease payments arising from terms that are customary for leases of similar property;

                      3.21.3.19.

                                the Company is not a party to or bound by any
                      closing agreement or offer in compromise with any Tax authority;

                      3.21.3.20.

                                none of the assets of the Company is property
                      that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                      3.21.3.21.

                                no material election with respect to Taxes of
                      the Company or Tax Affiliates has been made from and after the date of this Agreement;





                                     EX-162

                      3.21.3.22.

                                Schedule 3.21.3.22. sets forth all Returns with
                      respect to the Company and Tax Affiliates the due dates for which (including any valid extensions thereof) are sixty or fewer days following the Closing, and the Taxes for which estimated or final payments may, based on the current operations of the Company and Tax Affiliates, become due in sixty or fewer days following the Closing;

                      3.21.3.23.

                                Schedule 3.21.3.23. sets forth all state, local
                      or foreign jurisdictions in which the Company is or at any time during the past five years has been subject to Tax;

                      3.21.3.24.

                                the Company has had in effect at all times since
                      June 1, 1987 through the date immediately preceding the date of the Closing a valid election under Section 1361 of the Code (and any predecessor provision and any similar provision of applicable state, local or other Tax law). The Company has not incurred any liability for Taxes pursuant to Section 1374 or 1375 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law); and

                      3.21.3.25.

                                all outstanding options to acquire equity of the
                      Company that purport to or were otherwise intended (when issued) to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law) were issued in compliance with such section. All such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of the Company.

          3.22. LIENS.

               Except as disclosed on Schedule 3.22., none of the properties and assets owned, leased, and/or used by the Company or its Subsidiaries is subject to any lien, charge, mortgage, pledge, security interest, or other encumbrance of any kind. Schedule 3.22. also sets forth a description of any indebtedness owed by the Company which is guaranteed in writing by any of the Sellers and/or secured by collateral granted by any of the Sellers.



                                     EX-163

          3.23. OTHER INFORMATION.

               The information provided by Sellers to Buyer in this Agreement or in the Schedules does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore delivered or made available to Buyer were complete and accurate records of such documents in all respects.

          3.24. NO OTHER REPRESENTATIONS.

               Sellers are not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement and the other documents executed in connection herewith.

          3.25. NO KNOWN BREACHES.

               Sellers have no actual knowledge that Buyer's representations and warranties in this Agreement are untrue and Sellers shall not be entitled to make any indemnity claims pursuant to Section 6. hereof with respect to any matters constituting a breach of this Section 3.25.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents and warrants to Sellers that:

          4.1. ORGANIZATION.

               Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          4.2. CORPORATE AUTHORITY.

               This Agreement and all other agreements herein contemplated to be executed in connection herewith have been duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute legal, valid and binding obligations of Buyer.

          4.3. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

               The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which Buyer is a party or by which it is bound, Buyer's Certificate of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

          4.4. INVESTMENT INTENT.

               Buyer is acquiring the Shares with the intention as of the date hereof of holding the Shares for purposes of investment, and Buyer has no intention as of the date hereof of selling the Shares in a public distribution in violation of Federal securities laws or any applicable state securities laws.


                                     EX-164

          4.5. REGULATORY AND OTHER APPROVALS.

               All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation, including any third party consents, which must be obtained or satisfied by Buyer and which are necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

          4.6. NO KNOWN BREACHES.

               Buyer has no actual knowledge that Sellers' representations and warranties in this Agreement are untrue, and Buyer shall not be able to make any indemnity claims pursuant to Section 6. hereof with respect to any matters constituting a breach of this Section 4.6.

          4.7. OTHER INFORMATION.

               The information provided by Buyer to Sellers in this Agreement or in the Schedules does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

          4.8. NO OTHER REPRESENTATIONS.

               Buyer is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement and the other documents executed in connection herewith.




                                     EX-165

     5.   CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

          5.1. COOPERATION IN LITIGATION.

               Each party will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Company prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

          5.2. TAX MATTERS.

               5.2.1. PRE-CLOSING RETURNS.

                      Sellers will be responsible for and will cause to be
               prepared and duly filed all Returns in which the Company is includable for all taxable periods ending on or before the Closing. All such Returns shall be prepared in a manner consistent with prior periods. All such Returns filed after the Closing shall be submitted to Buyer no later than thirty days prior to the due date and filing thereof, and Buyer shall have the right to review and comment thereon (without reduction of Sellers' obligations to indemnify under this Agreement). Sellers will pay or cause to be paid, and shall indemnify and hold Buyer and the Company harmless against, all Taxes to which such Returns relate; provided, however, that to the extent such Taxes are included in and specifically identified on the Audited Closing Balance Sheet (as finally determined) or an attachment or schedule thereto, Buyer shall reimburse Sellers for such Taxes within ten business days following the later of: (i) the receipt by Buyer of written evidence of actual payment of such Taxes by Sellers or (ii) the date the Audited Closing Balance Sheet becomes final and binding.

               5.2.2. OVERLAP PERIOD RETURNS.

                      Other than Returns to be prepared by Sellers pursuant to
               Section 5.2.1., Buyer will prepare or cause to be prepared all Returns of the Company for any and all taxable periods which include and end after the Closing (the "Overlap Period"), and any taxable period beginning after the Closing. Sellers will be responsible for and will indemnify and hold harmless Buyer, and the Company with respect to all Taxes for the Overlap Period in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the Closing (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction), except to the extent such Taxes are included in and specifically identified on the Audited Closing Balance Sheet (as finally determined) or an attachment or schedule thereto. Any amount so payable by Sellers will be remitted to Buyer at least ten business days prior to the due date of the respective Returns pursuant to written notice by the Buyer of such due date;


                                     EX-166
               provided that Sellers approve of the amount (such approval not to be unreasonably withheld).

               5.2.3. AMENDED RETURNS.

                      From and after the date hereof, Sellers and their
               affiliates shall not file or cause to be filed any amended Return with respect to the Company, and Sellers and their affiliates shall not file a claim for refund of Taxes paid by or on behalf of the Company.

               5.2.4. MATERIAL ELECTIONS.

                      Neither Sellers nor the Company shall make any material
               election with respect to Taxes of the Company or any Tax Affiliate following the date hereof without the prior written approval of Buyer (such approval not to be unreasonably withheld).

               5.2.5. TAX INFORMATION.

                      After the Closing, Sellers, on the one hand, and Buyer and the Company, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to liabilities for Taxes for all periods prior to or including the Closing and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

               5.2.6. TAX SHARING AGREEMENTS.

                      Any and all tax sharing, tax indemnity, or tax allocation
               agreements with respect to which the Company was a party at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by the Company under such agreements following the Closing.

                      5.2.7. CERTAIN TAXES. All sales, value added, use,
               transfer, registration, stamp and similar Taxes imposed in connection with the sale of the Shares shall be borne by Sellers.

                      5.2.8 SECTION 338(H)(10) ELECTIONS. Within 30 days after
               the Closing Date, the Sellers shall deliver all information reasonably requested by Buyer regarding the tax attributes of (i) the Sellers or (ii) the Company (to the extent such information regarding the Company is in the possession of the Sellers) in order to allow Buyer to determine whether to make any Section 338
               (h)(10) Elections (as defined below) with respect to the acquisition of the Shares pursuant to this Agreement. With respect to the acquisition of the Shares, Buyer may give written notice to the Sellers within 150 days after the Closing Date of its intention to require the making of an election under Section 338(h)(10) of the Code (such Section 338(h)(10) elections and any available elections under any similar state, local or foreign law which Buyer specifies in its notice are collectively referred to as "Section 338(h)(10) Elections"), with respect to the Company. Such written notice, if any, shall specify any similar state, local or foreign elections to be made with respect to the acquisition of the Shares. In that event, the Sellers, on the one hand, and Buyer, on the other hand, shall (i) report the purchase of the Shares under this Agreement consistent with any Section 338(h)(10) Elections, (ii) take no position contrary thereto in any Tax Return, any proceeding before any taxing authority or otherwise, and (iii) cooperate with each other to take all other actions


                                     EX-167
               necessary and appropriate to effect and preserve timely Section 338(h)(10) Elections.

                      Buyer shall be responsible for, and shall pay all expenses associated with, the preparation and filing of all forms related to or required by any Section 338(h)(10) Election (including forms related to any similar state, local or foreign elections) ("Section 338 Forms"), and Buyer shall deliver such Section 338 Forms to the Sellers within 180 days after the Closing Date. The Sellers shall (A) cooperate with Buyer in preparing all Section 338 Forms; (B) deliver to Buyer all information required to complete such forms and comply with Sellers' obligations under the Section 5.14; and (C) execute and deliver all Section 338 Forms to Buyer within 30 days after receipt thereof.

                      In the event of each Section 338(h)(10) Election, Buyer
               and the Sellers agree that Buyer shall determine the amount of the Modified Aggregate Deemed Sale Price ("MADSP"), as defined under the Treasury Regulations applicable to a Section 338(h)(10) Election, and the allocation of such MADSP among the assets subject to a Section 338(h)(10) Election. Such allocation of the MADSP shall be made in accordance with the Code and any applicable Treasury Regulations. The Sellers, on the one hand, and the Buyer, on the other hand, shall (i) be bound by such allocation for purposes of determining any Taxes, (ii) prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocation, and (iii) take no position inconsistent with such allocation in any Tax Return, any proceeding before any taxing authority or otherwise. In the event that such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other parties concerning resolution of such dispute. To the extent that the Purchase Price is adjusted by reason of any payment under this Agreement or otherwise, (i) the MADSP shall be adjusted to reflect such change, (ii) the provisions of this
               Section 5.2.8. shall be followed in redetermining the allocation of the MADSP, and (iii) the parties to this Agreement will, to the extent required by law, file amended Tax Returns consistent with such revised allocation.

          5.3. CONFIDENTIALITY AGREEMENTS.

                      5.3.1. At the Closing, Buyer shall enter into
               confidentiality agreements with the employees and/or shareholders of the Company listed in Schedule 5.3.1., in substantially the form attached hereto as Exhibit 5.3.1.; provided, however, it is agreed and understood that the Sellers who own less than a 2% interest in the Company are not required to execute the said confidentiality agreement.

     6.   INDEMNIFICATION.

          6.1. INDEMNIFICATION BY SELLERS.

               Sellers shall indemnify and hold harmless Buyer, the Company, and their respective officers (including without limitation Michael L. Stansberry and Michael T. Mino), employees, agents, attorneys (including without limitation Liskow & Lewis and Gibson, Dunn & Crutcher, L.L.P. and their respective shareholders, partners, associates and other employees) and shareholders (collectively, the "Buyer Group") in respect of any and all claims, losses, damages, liabilities and expenses (including, without


                                     EX-168
          limitation, settlement costs and any reasonable legal, accounting and other expenses for investigating or defending any actions or threatened actions) incurred (collectively, "Losses") by the Buyer Group, together with interest on cash disbursements in connection therewith at the base rate for prime commercial lenders of Buyer's primary bank as announced from time to time, plus 1 percent per annum (the "Reference Rate") from 60 days after the date such Losses were incurred by the Buyer Group until paid by Sellers, in connection with each and all of the following:

               6.1.1.

                      any material breach of any representation or warranty made by Sellers in this Agreement;

               6.1.2.

                      the material breach of any covenant, agreement or
               obligation of Sellers contained in this Agreement or any other instrument delivered at the Closing;

               6.1.3.

                      any material misrepresentation contained in any Schedule,
               certificate or other documents furnished by Sellers pursuant to this Agreement;






                                     EX-169

               6.1.4.

                      the failure to pay when due any and all liabilities for
               Taxes (as defined in Section 3.21.1.) that (i) accrued with respect to any taxable periods of the Company ending on or before the Closing Date, (ii) accrued with respect to the assets, operations or business of the Company during all periods up to and including the Closing whether or not such periods are taxable periods, or (iii) are incurred and become payable by the Company or Buyer as a result of the transactions contemplated by this Agreement;

               6.1.5.

                      any material claim, demand or cause of action asserted or
               brought by any person for breach of warranty, or similar claims in connection with sales of products sold or leased by the Company at any time prior to the Closing Date or which comprised any part of the Inventory existing on the Closing Date and which was sold by Buyer within 90 days after the Closing Date;

               6.1.6.

                      any material claim, demand or cause of action asserted or
               brought by any person for physical injury to, death of, or property damage suffered by such person or any other person which was approximately caused by any products sold or leased by the Company at any time prior to the Closing Date;

               6.1.7.

                      the material violation of any Federal, state, local or
               foreign laws, regulations, orders, requirements or ordinances, including those dealing with environmental matters, prior to the Closing Date by Sellers, the Company or any of their affiliates, agents or assigns; and

               6.1.8.

                      (a) conditions existing at, or caused by events prior to
               the Closing Date which are violations of any Federal, state or local environmental statute, regulation, requirement or ordinance prior to the Closing Date with respect to the Company or any of its assets, and (b) any other environmental conditions in existence as of the Closing Date on the real or immovable property owned, leased or used by the Company, whether or not described in Schedule 3.6.1(a) and (b) being collectively referred to herein as "Environmental Conditions"), which as of the Closing, or will in the future as a result of the operation of the Company prior to Closing, require remediation, removal, or other corrective actions, including without limitation the Environmental Conditions listed in Schedule 6.1.8. With respect to each and every Environmental Condition, Sellers' obligation to indemnify the Buyer Group from any Losses shall include but not be limited to: (i) fines, penalties, assessments and judgments (whether related to current or past activities); (ii) costs associated with obtaining any necessary permits, certificates or other governmental approval or complying with environmental reporting or record keeping requirements, including (A) remediation costs, (B) removal costs, (C) costs of implementing monitoring equipment which are necessary to obtain such permits, certificates or approvals, and (D) late fees and filing fees; and


                                     EX-170

               (iii) any costs which Buyer deems reasonably necessary in connection with the foregoing, including without limitation costs of environmental audits, surveys, reports, waste characterizations, monitoring wells, soil borings, tests and samples, provided that such costs incurred by Buyer pursuant to this Section 6.1.8. must be approved by Sellers in advance, which consent will be timely given and not unreasonably withheld, collectively, "Environmental Costs").

          6.2. INDEMNIFICATION BY BUYER.

               Buyer shall indemnify and hold harmless Sellers and their respective officers, employees, agents, and shareholders, if any (collectively, the "Seller Group"), in respect of any and all Losses (as defined above) reasonably incurred by Sellers, together with interest on cash disbursements in connection therewith at the Reference Rate from 60 days after the date that such Losses were incurred by the Seller Group until paid by Buyer, in connection with each and all of the following:

               6.2.1.

                      any material breach of any representation or warranty made by Buyer in this Agreement.

               6.2.2.

                      the material breach of any covenant, agreement or
               obligation of Buyer contained in this Agreement or any other instrument delivered at the Closing;

               6.2.3.

                      any material misrepresentation contained in any Schedule,
               certificate or any other document furnished by Buyer pursuant to this Agreement;

               6.2.4.

                      the operation of the Company after the Closing Date;

               6.2.5.

                      any material claim, demand or cause of action (including
               warranty claims and claims relating to physical injury, death or property damage) relating to or approximately caused by either (i) products manufactured by the Company after the Closing Date or (ii) any products sold or leased by the Company more than 90 days after the Closing Date;

               6.2.6.

                      the material violation of any Federal, state, local or
               foreign laws, regulations, orders, requirements or ordinances, including those dealing with environmental matters, on or after the Closing Date by Buyer and its affiliates, agents or assigns in relation to the Company, except with regard to existing practices of the Company; and

               6.2.7.

                      any Environmental Condition relating to the Company which, except with regard to the existing practices of the Company, result from the operations of the Company on or after the Closing Date or which came into existence on or after


                                     EX-171
               the Closing Date (including, but not limited to, Environmental Costs to the extent they directly arise from such violations).

          6.3. CLAIMS FOR INDEMNIFICATION.

               Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party; provided, however, that if such consent is not granted the amount of indemnity provided by the indemnifying party shall not be limited by Section 6.4. or 6.6. and, if Buyer is the indemnified party, at the election of Buyer, only the portion of any loss equal to the refused settlement shall be deducted or payable from the Escrow Account, all other amounts shall be paid directly to Buyer by wire transfer by Sellers or the distributes of the assets of the Sellers.

          6.4. DEFENSE BY INDEMNIFYING PARTY.

               In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party given within 30 days after delivery of the written notice referred to in Section 6.3. hereof, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner as a prudent businessman would if his own funds were subject to such suit.

          6.5. MANNER OF INDEMNIFICATION.

               All indemnification by either party hereunder shall be effected by payment of cash or delivery of a certified or official bank check in immediately available funds in the amount of the indemnification liability.

          6.6. LIMITATIONS ON INDEMNIFICATION.




                                     EX-172

               Subject to any limitations contained therein, all representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire twenty-four months after the Closing Date, except (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to the applicable expiration date and identified as a claim for indemnification pursuant to this Agreement; (ii) as to any representation or warranty relating to ownership or title to the Shares or the Company's assets, including real or immovable property, which shall not expire; (iii) as to any matter which is based upon willful fraud by the indemnifying party, with respect to which the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations plus 60 days; (iv) as to any representation or warranty concerning tax or environmental matters, which shall expire only upon the expiration of the applicable statute of limitations plus 45 days; and (v) as to any representation or warranty concerning the authority to execute this Agreement or any of the other documents contemplated hereby, which shall not expire. No claim or action for indemnity pursuant to Sections 6.1. or 6.2. hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Notwithstanding any other provisions contained in this Agreement, (i) neither Buyer nor Sellers shall be entitled to receive any amount under this Section 6. which exceeds the Purchase Price; (ii) Buyer shall not be entitled to payment under this Section
          6. for a breach of any representation or warranty by Sellers contained in this Agreement except for the amount by which the aggregate of all breach of warranty or representation claims hereunder which have not theretofore been reimbursed to Buyer exceeds the sum of $180,000.00, and (iii) Sellers shall not be entitled to payment under this Section
          6. except for the amount by which the aggregate of all claims hereunder which have not theretofore been reimbursed to Sellers, exceeds $180,000.00. In the event the $180,000.00 threshold mentioned in clause (ii) or (iii) of the preceding sentence is exceeded, Buyer or Sellers, as the case may be, shall then have the right to seek reimbursement of said threshold amount from Sellers or Buyer, as the case may be, under this Section 6. Notwithstanding anything contained in this Section 6.6., the limits on indemnification contained in the preceding sentence shall exclude any obligations specifically assumed by any party in this Agreement, including without limitation, the obligations relating to Taxes and brokers as described in Sections 3.21., 5.2., and 9.5. respectively .

          6.7. SOLE BASIS FOR RECOVERY.

               Unless specifically provided for elsewhere in this Agreement, the parties intend Section 6. to be the exclusive method for compensating each other for, or indemnifying each other against, claims relating to the Company and the transactions contemplated by this Agreement.

          6.8. JOINT AND SEVERAL LIABILITY.

               The liability of Steven Labat, Hanson Nelton, and Timothy Ledet under this Section 6. shall be limited to their respective percentage interest in the Company as set

                                     EX-173
          forth in Section 2.2.2. above. The liability of all other Sellers under this Section 6. shall be joint and several, and in solido. Buyer shall not have any obligation to marshal its claims hereunder to minimize the obligations of any of the Sellers.

     7.   DOCUMENTS TO BE DELIVERED AT CLOSING.

          7.1. CLOSING DOCUMENTS DELIVERED BY SELLERS.

               Buyer shall have received at the Closing the following documents, dated as of the Closing date:

                      7.1.1. The confidentiality agreements referred to in
               Section 5.3.1. above, duly executed by the individuals listed in
               Schedule 5.3.1.

                      7.1.2. Stock certificates representing the Shares, duly
               endorsed for transfer.

                      7.1.3. An opinion of counsel to Sellers in a form
               acceptable to counsel to Buyer regarding the ownership of the Shares and the authority of each of the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby.

                      7.1.4. Any other documents, certificates, or instruments
               contemplated by this Agreement to be delivered by Sellers to Buyer, including but not limited to the Consents listed in
               Schedule 3.7.

                      7.1.5. A fully executed certification of non-foreign
               status described in Treasury Regulation Section 1.1445-2(a)(2) (and applicable provisions of state law), in form and substance reasonably satisfactory to counsel to Buyer, from each Seller.

                      7.1.6. Executed letters of resignation by each officer and director of the Company.

                      7.1.7. Certified copy of an order or orders entered by a
               court or courts of competent jurisdiction appointing a tutor for each of Kristin, Melody, Jordan, and Zachary Deroche and Erin Dubois, and authorizing said tutor(s) to enter into this Agreement and the transactions contemplated hereby.

               7.2. CLOSING DOCUMENTS DELIVERED BY BUYER. Sellers shall have received at the Closing the following documents, dated as of the Closing date:

                      7.2.1. Any documents, certificates, or instruments
               contemplated by this Agreement to be delivered by Buyer to Sellers.

     8.   RELEASE.

          (a) As of the Closing Date and, except as may be set forth in Section
     6.2. of this Agreement, each of the Sellers does hereby for himself and his successors and assigns remise, release, acquit and forever discharge the Buyer, the Company, and their respective affiliates, and their successors and assigns, of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that such Seller or its affiliates now has, owns or holds or has at any time previously had, owned or held against such parties, including without limitation all liabilities created as a result of the negligence, gross negligence and willful acts of the Company and its employees and agents, or under a theory of strict liability, existing as of the Closing Date or


                                     EX-174
     relating to any action, omission or event occurring on or prior to the Closing Date; provided, however, that any claims, liabilities, debts or causes of action that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement.

          (b) Each of the Sellers represents and warrants that, he has not previously assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Sellers covenants and agrees that such Seller will not assign or transfer to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Sellers represents and warrants that such Seller has read and understands all of the provisions of this Section 8. and that he has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.


          (c) The release provided by the Sellers pursuant to this Section 8. shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of law by a released party, including the Buyer and the Company and their respective officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and liabilities based on theories of strict liability.

     9.   MISCELLANEOUS.

          9.1. NOTICES.

               All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax during normal business hours of the recipient, the next business day if sent by a national overnight delivery service, charges prepaid, or three (3) days after mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                  If to Buyer:

                           T-3 Energy Services, Inc.
                           600 Travis, Suite 6000
                           Houston, Texas  77002
                           Attention:  Mr. Michael L. Stansberry



                                     EX-175

                  With a copy to:

                           First Reserve Corporation
                           1801 California Street
                           Denver, Colorado  80202
                           Attention:  Thomas R. Denison, Esq.

                           and

                           Liskow & Lewis
                           822 Harding Street
                           Lafayette, Louisiana  70503
                           Attention:  Billy J. Domingue, Esq.

                  If to Sellers:

                           Randy Paul Deroche, Sr.
                           4033 Highway 24
                           Bourg, Louisiana 70343

                  With copies to:

                           Duvall, Funderburk, Sundberg, Lovell & Watkins 101 Wilson Avenue
                           Houma, LA  70364
                           Attention: Berwick Duvall, Esq.

          9.2. ASSIGNABILITY AND PARTIES IN INTEREST.

               Buyer may freely assign the rights and obligations under this Agreement. Sellers may, with the written consent of Buyer (which will not be unreasonably withheld if such assignee has the financial capacity to assume and honor the indemnity obligations hereunder), assign the rights and obligations under this Agreement among their affiliates or in connection with a sale of their business. In either case, any such assignee must expressly assume all indemnity obligations hereunder. This Agreement shall inure to the benefit of and be binding upon Buyer and Sellers and their respective permitted successors and assigns.

          9.3. GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.



                                     EX-176

          9.4. COUNTERPARTS.

               This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

          9.5. INDEMNIFICATION FOR BROKERAGE.

               Buyer and Sellers each represent and warrant that, except as set forth in Schedule 9.5, no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. In addition to the indemnification obligations contained in
          Section 6., each party hereto agrees to indemnify and hold harmless the others from any claim or demand for commissions or other compensation by any broker, finder or similar agent who is or claims to have been employed by or on behalf of such party.

          9.6. PUBLICITY.

               Sellers and Buyer agree that press releases and other announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, Sellers and Buyer may respond to inquiries relating to this Agreement and the transactions contemplated hereby by the press, securities analysts, employees, or customers without any notice or further consent of the other parties hereto.

          9.7. COMPLETE AGREEMENT.

               This Agreement, the Exhibits hereto, the Schedules and the documents delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

          9.8. INTERPRETATION.

               The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.9. SEVERABILITY.

               Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

          9.10. KNOWLEDGE: DUE DILIGENCE INVESTIGATION.

               All representations and warranties contained herein which are made to the knowledge of Sellers shall mean to the knowledge of Sellers based on, and assuming they had conducted, a reasonable investigation of such matters.



                                     EX-177

          9.11. EXPENSES OF TRANSACTIONS.

               All fees, costs and expenses incurred by Buyer or Sellers in connection with the transactions contemplated by this Agreement shall be borne by the party incurring the same.

          9.12. LIMIT ON INTEREST.

               Notwithstanding anything in this Agreement to the contrary, neither party hereto shall be obligated to pay interest at a rate higher than the maximum rate permitted by applicable law.

          9.13. SUBMISSION TO JURISDICTION.

               Each of the parties hereto irrevocably consents that any legal action or proceeding against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith may be brought in any court of the State of Louisiana, any Federal court of the United States of America located in Louisiana, and by the execution and delivery of this Agreement each party hereto hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

          9.14. ARBITRATION.

               Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section 9.14., may at the election of Buyer or Sellers be solely and finally settled by confidential arbitration conducted in New Orleans, Louisiana. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.1 et seq., and administereD by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitrators shall not be allowed to award punitive, exemplary or multiple damages. The arbitrators may only award compensatory damages. The parties hereby expressly waive any right any of them may have to punitive, exemplary or multiple damages. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. Notwithstanding the foregoing, this Section 9.14. shall not apply nor be interpreted to affect the resolution of a Dispute Notice through the arbitration procedures set forth in Section 2.3.4. of this Agreement.




                                     EX-178

          9.15. WAIVER OF PUNITIVE, EXEMPLARY AND MULTIPLE DAMAGES.

               The parties hereby expressly waive any right any of them may have to punitive, exemplary or multiple damages.

          IN WITNESS WHEREOF, the undersigned duly execute this Agreement as of the date first written above.


                                SELLERS:

                                /s/ RANDY PAUL DEROCHE, JR.
                                ------------------------------
                                RANDY PAUL DEROCHE, JR.

                                /s/ DONNA D. TERRELL
                                ------------------------------
                                DONNA D. TERRELL

                                /s/ CALVIN J. DEROCHE
                                ------------------------------
                                CALVIN J. DEROCHE

                                /s/ RANDY P. DEROCHE, SR.
                                ------------------------------
                                RANDY P. DEROCHE, SR.

                                /s/ TIMOTHY P. DEROCHE
                                ------------------------------
                                TIMOTHY P. DEROCHE

                                /s/ BENJAMIN D. DEROCHE
                                ------------------------------
                                BENJAMIN D. DEROCHE

                                /s/ MICHAEL ANTHONY DEROCHE
                                ------------------------------
                                MICHAEL ANTHONY DEROCHE

                                /s/ JEROD DEROCHE
                                ------------------------------
                                JEROD DEROCHE




                                     EX-179

                                /s/ DARREN J. DEROCHE
                                ------------------------------
                                DARREN J. DEROCHE

                                /s/ CHRISTOPHER J. DUBOIS
                                ------------------------------
                                CHRISTOPHER J. DUBOIS

                                /s/ WAYNE A. BASCLE
                                ------------------------------
                                WAYNE A. BASCLE

                                /s/ JOSEPH F. RAMIREZ
                                ------------------------------
                                JOSEPH F. RAMIREZ

                                /s/ STEVEN A. LABAT
                                ------------------------------
                                STEVEN A. LABAT

                                /s/ TIMOTHY J. LEDET
                                ------------------------------
                                TIMOTHY J. LEDET

                                /s/ HANSEN NELTON, JR.
                                ------------------------------
                                HANSEN NELTON, JR.

                                /s/ LEROY DEROCHE
                                ------------------------------
                                LEROY DEROCHE

                                /s/ STUART A. OLIVER
                                ------------------------------
                                STUART A. OLIVER

                                /s/ RONNIE G. BROUSSARD
                                ------------------------------
                                RONNIE G. BROUSSARD

                                /s/ MANDY DUBOIS LOESCHER
                                ------------------------------
                                MANDY DUBOIS LOESCHER

                                /s/ MONICA DEROCHE DUBOIS
                                ------------------------------
                                MONICA DEROCHE DUBOIS

                                /s/ DARLENE DEROCHE RAMIREZ
                                ------------------------------
                                DARLENE DEROCHE
                                RAMIREZ

                                RANDY PAUL DEROCHE, SR., AS
                                TUTOR FOR KRISTIN DEROCHE
                                AND MELODY DEROCHE



                                     EX-180

                                By: /s/ RANDY PAUL DEROCHE, SR.
                                   -----------------------------------------
                                     Randy Paul Deroche, Sr., as Tutor

                                TIMOTHY DEROCHE, AS
                                TUTOR FOR JORDAN DEROCHE
                                AND ZACHARY DEROCHE


                                By: /s/ TIMOTHY DEROCHE
                                   -----------------------------------------
                                     Timothy Deroche, as Tutor


                                CHRISTOPHER DUBOIS, AS
                                TUTOR FOR ERIN DUBOIS


                                By: /s/ CHRISTOPHER DUBOIS
                                   -----------------------------------------
                                     Christopher Dubois, as Tutor



                                BUYER:

                                T-3 ENERGY SERVICES,
                                INC., a Delaware corporation


                                By: /s/ MICHAEL L. STANSBERRY
                                   -----------------------------------------
                                     Michael L. Stansberry
                                     Title:  President




                                     EX-181